UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 5, 2015

Marina Biotech, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559 , Bothell, WA		98041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2015, Marina Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with existing investors (collectively, the “Investors”), led by Steven T. Newby and James H. Stebbins, pursuant to which the Company agreed to issue to the Investors 220 shares of the Company’s Series D Convertible Preferred Stock (the “Preferred Shares”) and warrants (the “Warrants”) to purchase up to 3,437,500 shares of the Company’s common stock (“Common Stock”) for an aggregate purchase price of $1,100,000. The Preferred Shares are convertible into Common Stock at a conversion price of $0.40 per share of Common Stock. The Warrants have an exercise price of $0.40 per share of Common Stock and are exercisable for a period of six (6) years following the date of issuance. The offering closed on August 7, 2015.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Form of Warrant, a copy of each of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement and the transactions contemplated thereby described in Item 1.01 above, the Company issued the Preferred Shares and the Warrants to the Investors. The Company issued such securities in reliance on the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

A total of 220 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) have been authorized for issuance under the Certificate of Designation of Rights, Preferences and Privileges of Series D Convertible Preferred Stock (the “Certificate of Designation”). The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on August 7, 2015. The shares of Series D Preferred Stock have a stated value of $5,000 per share and are initially convertible into shares of Common Stock at a price of $0.40 per share (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Series D Preferred Stock). Under the Certificate of Designation, the holders of the Series D Preferred Stock have the following rights, preferences and privileges:

The Series D Preferred Stock may, at the option of the Investor, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the conversion price in effect at the time of conversion. The number of shares into which one share of Series D Preferred Stock shall be convertible is determined by dividing the stated value per share by the initial conversion price.

The Series D Preferred Stock will automatically be converted into Common Stock at the then applicable conversion price upon the earliest to occur of: (a) the written election of Investors holding at a majority of Series D Preferred Stock; and (b) at the election of the Company, the closing of a “Qualified Acquisition” (as defined in the Certificate of Designation).

On any matter presented to the holders of Common Stock for their action or consideration, each holder of outstanding shares of Series D Preferred Stock shall be entitled to vote together with the holders of Common Stock (and the holders of any other class or series of the preferred stock of the Company that by its terms shall vote together with the holders of Common Stock) as a single class on an as-converted basis. In addition, for as long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without the affirmative vote of Investors holding at least a majority of the Series D Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation; (b) authorize or create any class of stock ranking senior to, or otherwise pari passu with, the Series D Preferred Stock; (c) amend its organizational documents in any manner that adversely affects any rights of the Series D Preferred Stock; (d) increase the number of authorized shares of Series D Preferred Stock; or (e) enter into any agreement with respect to any of the foregoing.

In the event of any voluntary or involuntary liquidation or dissolution of the Company, before any payment shall be made to the holders of Common Stock, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid an amount per share of Series D Preferred Stock equal to the greater of (a) the stated value for such share of Series D Preferred Stock, plus any accrued but unpaid dividends thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (b) the amount as would have been payable had such share of Series D Preferred Stock been converted into Common Stock immediately prior to such liquidation or dissolution. If upon any liquidation or dissolution of the Company, the funds and assets available for distribution are insufficient to pay the holders of Series D Preferred Stock and the holders of the Series C Convertible Preferred Stock of the Company the full amount to which they are entitled, the holders of shares of Series D Preferred Stock and the holders of shares of Series C Convertible Preferred Stock shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series D Preferred Stock and Series C Convertible Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The remaining funds shall be distributed to the holders of Common Stock.

Holders of Series D Preferred Stock shall be entitled to receive dividends at the annual rate of 5% of the stated value per share of Series D Preferred Stock, when, as and if declared by the Board of Directors. In addition, the holders of Series D Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series D Preferred Stock (on an as-if-converted-to-Common-Stock basis) equal to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock or other securities ranking junior to the Series D Preferred Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock or junior securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Items 1.01 and 3.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

CEQ508 Press Release

On August 5, 2015, the Company issued a press release announcing that the U.S. Food and Drug Administration has granted Fast Track designation to the Company’s CEQ508 product candidate. A copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Financing Press Release

On August 6, 2015, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series D Convertible Preferred Stock.

4.1	Form of Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement dated as of August 5, 2015 between and among the Company and each purchaser identified on the signature pages thereto.

99.1	Press release of Marina Biotech, Inc. dated August 5, 2015.

99.2	Press Release of Marina Biotech, Inc. dated August 6, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

August 7, 2015	By:	/s/ J. Michael French
Name: J. Michael French
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series D Convertible Preferred Stock.

4.1	Form of Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement dated as of August 5, 2015 between and among the Company and each purchaser identified on the signature pages thereto.

99.1	Press release of Marina Biotech, Inc. dated August 5, 2015.

99.2	Press Release of Marina Biotech, Inc. dated August , 2015.

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